UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  September 16, 2010

CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States	333-167634	58-2659667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1233 O. G. Skinner Drive, West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (706) 645-1391

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 16, 2010, Charter Financial Corporation, a federal corporation (the “Company”), announced that it commenced the syndicated community offering portion of the incremental offering of its common stock not subscribed for in the subscription offering or the community offering.  The Company also announced the increase of the maximum purchase limitation from $1.5 million of common stock for individual purchasers to 5% of the common stock sold in the offering.  The Company may also allow investors to purchase up to 9.99% of the common stock sold in the offering, provided that purchases of common stock exceeding 5% of shares sold in the offering may not exceed in the aggregate 10% of the shares sold in the offering. The ownership limitations for current Company stockholders disclosed in the prospectus remain unchanged.  A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1Press release dated September 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION (Registrant)

Date: September 16, 2010	By:	/s/ Robert L. Johnson
Robert L. Johnson
President and Chief Executive Officer